United States Court of Appeals for the Federal Circuit

RESTEM, LLC,
Appellant
v.
JADI CELL, LLC,
Appellee

2023-2054

Appeal from the United States Patent and Trademark Office, Patent Trial and Appeal Board in No. IPR2021-01535.

SUPPLEMENTAL AMICUS CURIAE BRIEF OF TIMOTHY G. DIXON THE UNITED STATES COURT OF APPEALS FOR THE FEDERAL CIRCUIT IN SUPPORT OF APPELLEE AND AFFIRMANCE OF THE FINAL WRITTEN DECISION

Timothy G. Dixon
4093 Oceanside Blvd., Suite B
Oceanside, CA, 92056
Ph: 760-295-7208
Em: timdixon@tsoimail.com

UNITED STATES COURT OF APPEALS
FOR THE FEDERAL CIRCUIT

Restem LLC, *Plaintiff-Appellant* v. Jadi Cell LLC, *Defendants-Appellees*	2023-2054 Before, CUNNINGHAM, Circuit Judge.

SUPPLEMENTAL AMICUS CURIAE BRIEF OF TIMOTHY G. DIXON
THE UNITED STATES COURT OF APPEALS
FOR THE FEDERAL CIRCUIT

1. I, **Timothy G. Dixon** aver as follows: I am over 18 years of age, CEO, Chairman of the Board of Therapeutic Solutions International, Inc. ("TSOI"), and its majority shareholder, as well as being a co-author of twenty-three patent applications stemming from the patent, U.S. Patent No. 9,803,176 B2 ("the '176 patent") at the heart the underlying *Inter Partes Review* ("IPR") (IPR2021-01535) and subject matter of the appeal before this Court.

2. I am the author of this Supplemental Amicus Curiae brief and have personal knowledge of each fact stated herein except as to those matters stated as knowledge based on information and belief, and as to those matters I am informed and believe them to be true and correct. Costs associated with the filing of the Motion for Leave and the Amicus Curiae Brief have been paid by TSOI.

3. TSOI is a Nevada corporation that is publicly traded on OTC Markets, and is the exclusive worldwide license holder of use of the '176 patent for all lung indications and CTE ("Chronic Traumatic Encephalopathy") and TBI ("Traumatic Brain Injury") indications for the brain, and unfettered use, the drug master file, and master cell bank one for JadiCells, the mesenchymal stem cells at issue and subject matter of this appeal.

4. Amici Timothy G. Dixon ("Dixon") submits this Supplemental Amicus Curiae brief ("Amicus Brief") in support of upholding the Final Written Decision of the Patent Trial and Appeal Board ("PTAB"). Amici submits that the Supplemental Amicus Brief collects and describes additional background and factual references, particularly as to motive and truthfulness of the parties in this appeal that adds to and supplements the original Amicus Brief filed by this Amici that merit judicial notice and will provide a perspective that may further benefit the Court and warrants their continued participation as amici and presentment of this Supplemental Amicus Brief.

5. Moreover, the Supplemental Amicus Brief does not purport to respond directly to arguments in the Parties' briefs, but rather provides insight into testimony given in the IPR, as evidenced in the transcripts, including inconsistent statements and factual inaccuracies, as well as potential undisclosed conflicts of interest of key witnesses and the Parties. As a result, it is not a "responsive briefing" so much as a deeper background and factual information briefing that may benefit the Court in its appellate review.

6. In my previous Amicus Brief, entered and accepted on August 30, 2023, Amici described to the court how the lawyers from Restem, LLC, as well as the lawyers from Jadi Cell, LLC ("Jadi Cell"), failed to notice the PTAB of the lengthy, ongoing, business, research, and clinical relationships between all of these parties and their members. After additional research and investigation conducted by myself, I have discovered the following that should benefit the Court in its appellate review.

7. The history of the '176 patent is unusual, to say the least, from a drug developers' perspective. It begins in June of 2010 with the publication of a peer reviewed scientific article titled "An Efficient Approach to Isolation and Characterization of Pre- and Postnatal Umbilical Cord Lining Stem Cells for Clinical Applications" and the authors of this paper are: R. Gonzalez, L. Griparic, M. Umana, K. Burgee, V. Vargas, R. Nasrallah, F. Silva, and A. Patel.

The authors describe a population of cells that can be extracted and cultured from umbilical cord tissue and defined as “Umbilical Cord Lining Stem Cells”. Later it was discovered that there were issues with these cells and additional research was done leading to a second peer reviewed paper being published in 2013 titled "Mesenchymal Stem Cell Population Isolated From the Subepithelial Layer of Umbilical Cord Tissue" with the authors listed as: Amit N. Patel, Vanessa Vargas, Patricia Revello, and David A. Bull.

8. In between the two events Patel filed a provisional patent application (No. 61/582,070) on Dec. 30, 2011, with provisional application No. 61/591,211, also filed by Patel on Jan. 26, 2012, titled "Methods and Compositions for the Clinical Derivation of an Allogenic Cell and Therapeutic Uses" and was Granted U.S. Patent No.: 9,803,176 B2 on Oct. 31, 2017, which is the subject of the IPR and this appeal.

9. In my first amici brief I stated “Jadi not only failed to notify TSOI in a timely manner of the filing of the IPR as was their obligation under the EPLA, but consistently failed to communicate or provide progress reports of the litigation. Most egregious, Jadi Cell failed to inform amici or TSOI of the prior (current) relationship between Ricordi and Restem. Amici had to learn of it through its own research.” In particular, many of these people from both Restem, Jadi Cell, University of Miami (“UM”), and Arugula Sciences, LLC (“Arugula”) have all known each other going back as far as 2010. The authors of the 2010 paper are: R. Gonzalez, L. Griparic, M. Umana, K. Burgee, V. Vargas, R. Nasrallah, F. Silva, and A. Patel. A. Patel is Amit Patel, sole member of Jadi Cell LLC; R. Gonzalez is none other than Rafael Gonzalez, PhD, Founder / Chief Development & Science Officer of Restem, LLC. On August 12, 2021, Dr. Ricordi, on UM letterhead sent to the FDA a Letter of Authorization (LOA) for Arugula Sciences, LLC (managing member being Neil Riordan at the time) to reference and rely on IND 19757 in support of Arugula’s IND applications for Muscular Dystrophies, Eosinophilic Disorders, and Sarcoidosis. Dr. Ricordi and UM had no “Rights of Reference” to allow others to use the licensed JadiCell without TSOI’s express permission.

10. It would now appear that Gonzalez was on the original team with Patel et al. If you visit the Restem website at https://restem.com/ulscs/ you will see the title of the page is “Umbilical Cord Lining Stem Cells.” The web page goes on to say in part:

"Our research scientists have identified a novel umbilical cord subset of cells that we describe as **<u>Umbilical Cord Lining Stem Cells (ULSCs)</u>**, ethically obtained post-partum, that have properties of adult Mesenchymal Stem Cells (MSCs), but at a much more youthful state. In preclinical and clinical studies, we have shown that these ULSCs also have a superior immunomodulatory profile versus other types of MSCs such as bone marrow or fat MSCs.

To bring this transformative research to human clinical trials, a **multi-year development effort** was initiated to isolate these unique ULSCs. **For over a decade**, we have developed commercial-scale production methods that include cryopreservation processes to maintain their viability and youthful phenotype, as well as therapeutic activity, to get to a clinical-grade therapy."

11. On September 29, 2023, Appellant Restem, LLC, filed their opening brief. In that brief, Restem says on pages 14 and 15:

"Restem's umbilical cord lining stem cells used in all of its research and development activities include cells derived from the subepithelial layer of umbilical cord via an explant procedure. Restem's cells are capable of self-renewal and culture expansion, can differentiate into adipocytes, osteocytes, cardiomyocytes, and chondrocytes, and can produce exosomes. Moreover, Restem's cells express, inter alia, CD105, CD90, CD73, and CD44, and do not express, inter alia, CD34, CD45, CD19, and HLA-DR. Thus, while Restem does not concede infringement, Restem's activities raise a substantial risk of infringement. Gen. Elec., 983 F.3d at 1341. The amicus brief filed in support of the Final Written Decision, which cites its October 24, 2022 Form 8-K filing with the U.S. Security and Exchange Committee (SEC) **<u>is evidence that Jadi Cell's licensee continues to be aggressive in protecting its exclusivity with respect to the licensed technology of the '176 patent</u>**. The **<u>exclusive licensee's pattern of conduct further raises the risk that an infringement action will be filed against Restem</u>**."

12. Now additional possible reasons behind the original IPR filing may becoming clearer. It would seem by their admission above, that Restem has been using JadiCells all along and calling them "Umbilical Cord Lining Stem Cells" which is the same term used back in 2010 when Gonzalez co-authored the discovery with Patel. Conveniently they do not disclose whether or not their population of cells is positive or negative for the presence of biomarkers Nanog, or STRO-1, but do claim lack of

HLA-DR. A review of the Restem website shows no patented use of "Umbilical Cord Lining Stem Cells" and a review of the patent database at the US Patent Office also shows no patent technology for the use of these so-called "Umbilical Cord Lining Stem Cells." So, not only did Restem fail to disclose the relationship between Ricordi and Restem, but they also failed to disclose the relationship between Patel and Gonzalez/Restem. Patel has never disclosed this relationship to TSOI.

13. It seems we have a group of people who have been working together for as long as 13 years that none of the lawyers for Restem or Jadi Cell LLC deem important enough to inform the Court or, which is highly doubtful, to be aware of. Amit Patel, Rafael Gonzalez, Keith March, Camillo Ricordi, Neil Riordan, have all worked and published together.

14. On September 27, 2022, Patel was deposed and during that deposition Patel is asked in great detail about the characterization of the claimed cells of the '176 patent in relationship to the Master Cell Bank that was created in 2014. Patel is asked on Pg. 61 of his transcript:

> Q. Okay. And then in paragraph 27, just below there, you quote the Ricordi Study saying that, "UC-MSCs were culture expanded from a previously established and characterized master cell bank (MCB) derived from the subepithelial lining of an umbilical cord." Correct?
>
> A. Correct.

Continuing into Pg. 62,

> Q. And can you tell me how the master cell bank was characterized?
>
> A. The bank is specifically, as it says, I provided the cells claimed in the '176 Patent for the Ricordi Study. So the cells that are provided in the MCB are made exactly as from the patent, and then there are multiple other criteria that are required in terms of establishing it in terms of sterility and other things like that that have to meet criteria in order to be able to use it for humans in clinical trials, which would be very different than just saying I have a research-grade cell. But in terms of the patent, it is from the '176 Patent, an MCB is created and it makes sure it meets the criteria set by the FDA to be used for human use.

15. TSOI by virtue of its Exclusive Licensing Agreement is supposed to enjoy unfettered access to this very Master Cell Bank called Master Cell Bank One in our contract. Patel says, "the cells that are provided in the MCB are made exactly as from the patent". Now this may be true, but the actual

documentation by multiple certificates of analysis shows that, in fact, the cell bank does not contain the claimed cells of the ‘176 patent or at least cannot be proven to be so. After the 2013 paper is published, Jadi Cell produces an internal COA on February 15, 2014, that apparently shows flow cytometry for MSC’s as being >90% for the presence of CD90 and CD105 and flow cytometry for the hematopoietic profile <10% for the presence of CD34 and CD45. Although this does describe mesenchymal like stromal or stem cells according to ISCT profiles, it **does not** describe a population of JadiCells which states:

> “expresses at least three cell markers selected from CD29, CD73, CD90, CD166, SSEA4, CD9, CD44, CD146, or CD105, and does not express at least three cell markers selected from CD45, CD34, CD14, CD79, CD106, CD86, CD80, CD19, CD117, Stro-1, or HLA-DR.”

16. Then on March 14, 2014, on University of Utah letterhead, another COA is produced and just like the internal COA produced in the previous month by Jadi shows the same profile “Flow Cytometry (MSC Profile) >90% CD90 and CD105 double positive and Flow Cytometry (Hematopoietic Profile) <10% CD34 and CD45 double positive.” Again, this does not describe a population of JadiCells according the ‘176 patent.

17. Eventually the ‘176 patent is granted in 2017 and to date there are no documents that show JadiCell actually has a Master Cell Bank (One) that contains cells as described. Turning our attention now to 2018, Jadi Cell enters into a Material Transfer Agreement (“MTA”) with the University Miami and Camillo Ricordi.

> "This Material Transfer Agreement (this "Agreement"), dated as of May 4, 2018 is entered into by and between University of Miami, a Florida not-for-profit corporation, having an address at 1320 S. Dixie Highway, Gables One Tower #650, Coral Gables, FL 33146 (as hereafter defined "Recipient"), and Jadi Cell LLC, a Delaware Corporation having an address at:
> 2007 W. Peoria Ave. Phoenix, AZ. 85029 ("Company')."

The MTA contains the following recitals:

> A. The Company is the owner of proprietary intellectual property rights relating" to umbilical cord cells as more particularly described on Exhibit A (the "Patent").
>
> B. Company and Recipient desire to have Camillo Riccordi - Diabetes Research Institute,

Recipient scientist, conduct clinical grade (GMP) production of Compounds (as defined below) as more fully described in Exhibit A, which may be amended from time-to-time upon agreement of Recipient and Company in writing to include additional studies (the "Purpose").

C. In connection with the Purpose, it is anticipated that Company will provide samples of the Compounds to Recipient in order to carry out the Purpose and Company is willing to do so provided that Recipient agrees to use such samples of the Compounds pursuant to the terms of this Agreement."

Turning to Exhibit A in the MTA:

"Umbilical Cord Cells - covered under US Patent #9;803, 176 along with instructions for expansion and certificate of analysis."

Later on, October 31, 2018 Jadi Cell transferred aliquots of cells to the Diabetes Research Institute ("DRI"):

"Dear Dr. Linetsky,

We are transferring 25 vials of the UCMSC-MCB which is part of the FDA Drug Master File #18138 which is managed by Dr. Amit Patel. The cryo-vials have 5 million cells per vial and have been stored in the vapor phase in liquid nitrogen. The preservative solution is CryoStor CSI0 manufactured by Biolife Solutions. The shipment is being sent via World Courier Inc with a temperature monitoring system. Attached to his document is a certificate of analysis of the USMSC-MCB and testing results which are part of the DMF#l8138. All information related to this transfer and associated documentation shall remain confidential and is transferred under the executed Material Transfer Agreement between the Diabetes Research Institute - University of Miami Miller School of Medicine a Jadi Cell LLC."

18. The "donation" of alleged JadiCells occurred in 2018, not during Covid as stated by Patel in his sworn testimony. After these cells were transferred on December 14, 2018, JadiCell engaged Charles River to conduct in vitro adventitious virus assays for the Master Cell Bank referenced above but did not produce any biomarker profiles to accompany that report. Then in July 2019 it appears that University of Miami produced a COA on the alleged cells of the '176, almost a year after receiving them. The COA produced by UM shows "MSC: CD90 CD105 >90% and HPC: CD34 CD45 <10%". Once again this

conforms to a generic MSC as described in various publications, it does not describe the claimed cells of the '176 patent.

19. July of 2019, we licensed from JadiCell LLC the exclusive rights to use the '176 for chronic traumatic encephalopathy (CTE) and traumatic brain injury (TBI). We were not aware at the time of licensing that an MTA existed between Jadi and UM even though Patel claimed there were no other agreements in existence in our licensing agreement. On February 9, 2021, Jadi accepted a $15,000,000 convertible promissory note ("CPN") for exclusive world-wide patent rights to US Patent 9,803,176 B2 (the "Patent") which included the drug master file (the Drug Master File), and master cell bank one (the "Master Cell Bank One") for all lung indications, including complications from COVID-19.

20. Prior to TSOI acquiring the lung indication a Phase 2b clinical trial had been completed at the University Miami in Miami Florida and Dr. Camillo Ricordi was the principal investigator. This is what Patel is referring to here on Pg. 73 and following of his transcript:

Q. Okay. So you and Jadi Cell, you offered to make the free contribution; is that right?

A. Correct.

Q. And how did you learn of Dr. Ricordi's study?

A. He had asked me specifically.

Q. So he had asked you to use your cells?

A. He asked that he is looking to treat COVID patients.

23 Q. I see.

A. And if -- as part of their program -- if there was something I could do to help. And I said let me see that it's possible for the company to donate it, as this was not a commercial program.

And he had stated that in terms of clinical trial costs and everything that they would find the resources to support that.

Q. Okay. So it sounds like you had a conversation with Dr. Ricordi about an upcoming study that was going to be using cells and during that discussion you told him you were going to look into providing the cells for free; is that right?

A. Yeah. The specifics I can go look up but, in general, this was -- there was an unmet need at the time, there was a request and then the cells were donated and specifically stating that there

would be no charge that would be incurred related to the cells, but that Jadi Cell would not be paying for the clinical trial.

21. We now know that so-called cells of the '176 were already in possession of UM since 2018, but the MTA does say they need permission in writing to do anything with these alleged cells. However, to date, there is not a single document between UM and Jadi Cell specifically allowing for the Phase 2b in the first place.

22. Beginning in late August 2021, TSOI began requesting associated description of the cell numbers and characterization documentation as well as temperature logs, and chain of custody and regulatory paperwork to clinical trial doses held by UM that came from the original transfer in 2018 from both UM and Jadi Cell. TSOI's requests were ignored, delayed, and evaded from for close to 18 months. Once the transcripts from Patel and Ricordi became public TSOI, and this Amici, grew very concerned that the cells could not be validated by virtue of their own testimony under oath and that should we continue on with the Phase 3 clinical trial we likely would never get a Biological License Agreement (BLA) with the US FDA. Ricordi, and by extension Patel, filed an Investigational New Drug application to conduct the phase 1/2b. They told FDA they were using the biologic drug referenced in Drug Master File (DMF) 18138. The same DMF we licensed exclusively from Jadi Cell. The drug referenced in DMF 13138 describes the drug from the '176 patent as "expresses at least three cell markers selected from CD29, CD73, CD90, CD166, SSEA4, CD9, CD44, CD146, or CD105, and does not express at least three cell markers selected from CD45, CD34, CD14, CD79, CD106, CD86, CD80, CD19, CD117, Stro-1, or HLA-DR."

23. Everything this Amici has described to this court came directly from the COA's and other documentation from Jadi Cell, UM, and University of Utah and directly contradicts any validation that they were using JadiCells, which, as described above, express Nanog or the 3 biomarkers described in the "176 patent. It seems to me that there has been a concerted effort here to not document actual cells as claimed in '176.

24. Consequently, TSOI has created a Master Cell Bank that strictly adheres to the teaching of '176 and it was no additional work to assay the relevant biomarkers which show CD73+ 99.80%, CD90+ 99.90%, CD105+ 98.00% and CD14+ 2.21%, CD34+ 0.84%, CD45+ 4.43%. It seems very odd to Amici

that an inventor would do everything in his power to document that his patented stem cell doesn't actually conform to the claim of the patent by producing multiple COA's. Thus far we have seen nothing from anyone who allegedly handled the claimed cells actually documenting them according to claim #1 except for Restem, who has closely described them, but as pointed out, failed to acknowledge the presence of other biomarkers or lack of, that distinguish the claimed cells from others.

25. In regard to the phase 2b that was allegedly conducted using the claimed JadiCells, it's as if they applied to FDA to conduct clinical trial in pain using 600mg ibuprofen and referenced the drug master file for ibuprofen, but in reality, gave the patients 10mg morphine, and disclosed in the scientific report the benefits were because of ibuprofen.

26. While Amici acknowledges suggesting Appellant and Appellee likely have unclean hands, this Amici supports the ruling by the PTAB for the reasons they clearly enunciated, and respectfully ask this Court to see Appellants and their motives for what they likely are – fraudulent attempts to pass off less potent stem cells that merely meet the ISCT standards for biomarkers using the JadiCell and its superior potency, but not testing to be sure it is a JadiCell that would distinguish it from these other companies like Restem and Arugula's attempts at producing MSCs that will clear an FDA Phase 3 trial and qualify for a BLA, as TSOI set out to do when it entered into two (2) ELPAs with Appellee. Based on the foregoing, this Amici respectfully requests that the Court affirm the Board's finding that Restem failed to carry its burden of proving that claims 1-15 of the '176 Patent are unpatentable.

Respectfully Submitted,

Timothy G. Dixon, Amici

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